EXHIBIT 21





                               INTEL CORPORATION


                                  SUBSIDIARIES

                                (All 100% Owned)



Intel International
(Incorporated in California)

Intel Overseas Corp.
(Incorporated in California)

Synchroquartz (U.S.) Corp.
(Incorporated in California)